                          BRIGGS & STRATTON CORPORATION

             FORM 10-Q for Quarterly Period Ended December 30, 2001



                               Exhibit No. 4.1(b)



                     FIRST AMENDMENT TO THE CREDIT AGREEMENT

                                   dated as of

                                November 15, 2001

                                 FIRST AMENDMENT

         THIS FIRST AMENDMENT dated as of November 15, 2001 (this "Amendment") is to the Multicurrency Credit Agreement (the "Credit Agreement") dated as of September 28, 2001 among BRIGGS & STRATTON CORPORATION, a Wisconsin corporation (the "Company"), various financial institutions and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings set forth in the Credit Agreement.

         WHEREAS, the Company, certain financial institutions and the Administrative Agent have entered into the Credit Agreement; and

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (a) add the parties listed on the signatures hereof under the heading "New Banks" (collectively the "New Banks") as "Banks" thereunder; and (b) make certain other changes as set forth herein;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

         SECTION 1 AMENDMENT. Effective on (and subject to the occurrence of) the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as set forth below.

         1.1 Cover Page. The cover page of the Agreement is amended by inserting the following under the line reading "as Administrative Agent,":

                           M&I MARSHALL & ILSLEY BANK

                                       and

                               FIRSTAR BANK, N.A.,
                            as Co-Syndication Agents,

                       LASALLE BANK NATIONAL ASSOCIATION,
                             as Documentation Agent,

         1.2 Section 4.08. Section 4.08 is amended in its entirety to read as follows:

                  Section 4.08 Substitution of Banks. Upon the receipt by the Company from any Bank (an "Affected Bank") of a claim for compensation under Section 4.03, the Company may: (i) request one or more of the other Banks to acquire and assume all or part of such Affected Bank's Loans, Commitment and participations in Letters of Credit; and/or (ii) designate a replacement bank or financial institution satisfactory to the Company to acquire and assume all or a ratable part of all of such Affected Bank's Loans, Commitment and participations in Letters of Credit (a "Replacement Bank"). Any such designation of a Replacement Bank under clause (ii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), and any such substitution shall in any event be effective upon satisfaction of the conditions set forth in Section 11.08.

         1.3 Section 10.07. The proviso to the first sentence of Section 10.07 is amended by deleting the words "resulting solely" therein and substituting the words "to the extent resulting" therefor.

         1.4 Addition of Section 10.12. The following Section 10.12 is added in appropriate numbered sequence:

                  Section 10.12 Other Agents. None of the Banks identified on the cover page or the signature pages of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being a "Co- Syndication Agent" or the "Documentation Agent" (collectively the "Other Agents") shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity other than those applicable to all Banks. Each Bank acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

         1.5 Second 11.08. The second parenthetical clause in Section 11.08(a) is amended in its entirety to read as follows:

             (provided that no written consent of the Company, the Administrative Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank (x) to an Eligible Assignee that is an Affiliate of such Bank or (y) to another Bank)

         1.6 Schedule 2.01. Schedule 2.01 is amended in its entirety by substituting the Schedule 2.01 attached hereto.

         1.7 Schedule 11.02. Schedule 11.02 is amended in its entirety by substituting the Schedule 11.02 attached hereto.

         SECTION 2 REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Administrative Agent and the Banks that (a) the representations and warranties made in Article VI of the Credit Agreement are true and correct on and as of the Amendment Effective Date with the same effect as if made on and as of the Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct as of such earlier date); (b) no Event of Default or Default exists or will result from the execution of this Amendment; (c) no event or circumstance has occurred since the Closing Date that has resulted, or would reasonably be expected to result, in a Material Adverse Effect; (d) the execution and delivery by the Company of this Amendment, the execution and delivery by the Company of the New Notes (as defined below), the performance by the Company of its obligations under the Credit Agreement as amended hereby (as so amended, the "Amended Agreement") and the performance by the Company of the New Notes (i) are within the corporate powers of the Company, (ii) have been duly authorized by all necessary corporate action on the part of the Company,
(iii) have received all necessary governmental approval and (iv) do not and will not contravene or conflict with any provision of law or of the articles of incorporation or by-laws of the Company or of any indenture, loan agreement or other contract, or any order or decree, which is binding upon the Company; and
(e) each of the Amended Agreement and each New Note is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

         SECTION 3 EFFECTIVENESS. The amendments set forth in Section 1 above shall become effective on the date (the " Amendment Effective Date") when the Administrative Agent shall have received, (a) a counterpart of this Amendment executed by each of the parties hereto (or, in the case of any party from which the Administrative Agent has not received a counterpart hereof, facsimile confirmation of the execution of a counterpart hereof by such party) and (b) each of the following documents, each in form and substance satisfactory to the Administrative Agent:

         3.1 Notes. New Notes, substantially in the form of Exhibit F to the Credit Agreement, payable to the order of each of the Banks (collectively, the "New Notes").

         3.2 Confirmation. A Confirmation substantially in the form of Attachment 1 hereto, signed by each Guarantor.

         3.3 Other Documents. Such other documents as the Administrative Agent or any Bank (including any New Bank) may reasonably request in connection with the Company's authorization, execution and delivery of this Amendment.

         SECTION 4 ADDITION OF BANKS. On the Amendment Effective Date, each New Bank shall become a "Bank" under and for all purposes of the Amended Agreement, shall be bound by the Amended Agreement, and shall be entitled to the benefits of the Amended Agreement and each other Loan Document, and each Bank shall have a Commitment in the amount, and a Pro Rata Share, as set forth on Schedule 2.01 hereto.

         SECTION 5 MISCELLANEOUS.

         5.1 Continuing Effectiveness, etc. As herein amended, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects. After the Amendment Effective Date, all references in the Credit Agreement, the Notes, each other Loan Document and any similar document to the "Credit Agreement" or similar terms shall refer to the Amended Agreement.

         5.2 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

         5.3 Expenses. The Company agrees to pay the reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment.

         5.4 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

         5.5 Successors and Assigns. This Amendment shall be binding upon the Company, the Banks and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks and the Administrative Agent and the successors and assigns of the Banks and the Administrative Agent.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                               BRIGGS & STRATTON CORPORATION


                               By /s/ Carita R. Twinem
                                 -----------------------------------------------
                                 Title Treasurer
                                      ------------------------------------------


                               BANK OF AMERICA, N.A., as Administrative Agent, as Issuing Bank and as a Bank


                               By /s/ M.H. Claggett
                                 -----------------------------------------------
                                 Title Managing Director
                                      ------------------------------------------


                               FIRSTAR BANK, N.A.,
                               as Co-Syndication Agent and as a Bank


                               By /s/ Sandra J. Hartay
                                 -----------------------------------------------
                                 Title Vice President
                                      ------------------------------------------


                               M&I MARSHALL & ILSLEY BANK,
                               as Co-Syndication Agent and as a Bank


                               By /s/ Ronald Casey
                                 -----------------------------------------------
                                 Title Vice President
                                      ------------------------------------------


                               BANK ONE, NA (Main Office Chicago), as a Bank


                               By /s/ A.F. Maggiore
                                 -----------------------------------------------
                                 Title Director, Bank One Capital Markets
                                      ------------------------------------------

                               "NEW BANKS":

                               ASSOCIATED BANK, N.A., as a Bank


                               By /s/ Mark Matthiesen
                                 -----------------------------------------------
                                 Title Vice President
                                      ------------------------------------------


                               MELLON BANK, N.A., as a Bank


                               By /s/ Thomas A. Garza
                                 -----------------------------------------------
                                 Title Vice President
                                      ------------------------------------------


                               By /s/ Paul H. Dimmick
                                 -----------------------------------------------
                                 Title Executive Vice President
                                      ------------------------------------------


                               THE BANK OF NEW YORK, as a Bank


                               By /s/ Joseph F. Murphy
                                 -----------------------------------------------
                                 Title Vice President, Central Division Head
                                      ------------------------------------------


                               NATIONAL CITY BANK, as a Bank


                               By /s/ Jon Hinard
                                 -----------------------------------------------
                                 Title Senior Vice President
                                      ------------------------------------------

                               BNP PARIBAS, as a Bank


                               By /s/ Jo Ellen Bender
                                 -----------------------------------------------
                                 Title Director
                                      ------------------------------------------

                               By /s/ Richard L. Sted
                                 -----------------------------------------------
                                 Title Central Region Manager
                                      ------------------------------------------

                               LASALLE BANK NATIONAL
                               ASSOCIATION, as Documentation
                               Agent and as a Bank


                               By /s/ Joseph S. Schaefer
                                 -----------------------------------------------
                                 Title Commercial Lending Officer
                                      ------------------------------------------

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES



Bank                                                             Commitment                Pro Rata Share
----                                                             ----------                --------------
Bank of America, N.A.                                           $ 48,750,000                 16.2500000%
M&I Marshall & Ilsley Bank                                      $ 48,750,000                 16.2500000%
Firstar Bank, N.A.                                              $ 48,750,000                 16.2500000%
LaSalle Bank National Association                               $ 48,750,000                 16.2500000%
Bank One, NA                                                    $ 25,000,000                  8.3333333%
BNP Paribas                                                     $ 20,000,000                  6.6666667%
Associated Bank, N.A.                                           $ 15,000,000                  5.0000000%
Mellon Bank, N.A.                                               $ 15,000,000                  5.0000000%
The Bank of New York                                            $ 15,000,000                  5.0000000%
National City Bank                                              $ 15,000,000                  5.0000000%
                                                                ------------                  ----------

                        TOTAL                                   $300,000,000                        100%


                                 SCHEDULE 11.02

                     LENDING OFFICES; ADDRESSES FOR NOTICES

BRIGGS & STRATTON CORPORATION
12301 W. Wirth Street
Wauwatosa, Wisconsin 53222
Attn: Carita R. Twinem
Tel. No.:  (414) 256-5141
Fax No.:   (414) 256-1128


BANK OF AMERICA, N.A.,
as Administrative Agent, Issuing Bank and as a Bank

Address for Notices:

1455 Market Street - 13th Floor
San Francisco, California 94103
Attn:  Matty Salamy
Tel. No.:  (415) 436-2754
Fax No.:   (415) 436-2700

Payment Instruction:

US Dollars

Bank of America, N.A.
ABA No.:  121-000-358
Account No.:  12335-15460
Reference:  Briggs & Stratton
1850 Gateway Boulevard, 9th Floor
Concord, California 94520

Pounds Sterling

Bank of America London
Account No.:  95415024
Account Name:  Bank of America
               Agency Management Services
Reference:  Briggs & Stratton


                                                          SCHEDULE 11.02, Page 1

M&I MARSHALL & ILSLEY BANK, as a Bank

Address for Notices:

770 North Water Street
Milwaukee, Wisconsin 53202
Attn: Thomas Bickelhaupt
Tel. No.:  (414) 765-7944
Fax No.:   (414) 765-7625

Payment Instruction:

US Dollars

M&I Marshall & Ilsley Bank
ABA No.: 075-000-051
Account No.:
Reference:  Briggs & Stratton
770 North Water Street
Milwaukee, Wisconsin 53202

Pounds Sterling



                                                          SCHEDULE 11.02, Page 2

FIRSTAR BANK, N.A., as a Bank

Address for Notices:

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn: Sandy Hartay
Tel. No.:  (414) 765-6004
Fax No.:   (414) 765-5367

Payment Instruction:

US Dollars

Firstar Bank, N.A.
ABA No.: 042-000-013
Account No.: 991-1801
Reference:  Briggs & Stratton
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202

Pounds Sterling




                                                          SCHEDULE 11.02, Page 3

LASALLE BANK NATIONAL ASSOCIATION, as a Bank

Address for Notices:

411 E. Wisconsin Avenue
Suite 1250
Milwaukee, Wisconsin 53202
Attn: Jennifer Hulen
Tel. No.:  (414) 220-9244
Fax No.:   (414) 224-0070

Payment Instruction:

US Dollars

LaSalle Bank, N.A.
ABA No.: 071-000-505
Account No.: 1378018
Reference:  Briggs & Stratton
135 South LaSalle Street
Chicago, Illinois 60603

with phone advice to:

Jennifer Hulen
Tel. No.:  (414) 220-9244

Pounds Sterling



                                                          SCHEDULE 11.02, Page 4

BANK ONE, NA (Main Office Chicago), as a Bank

Address for Notices:

111 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
Attn:  Chad Cape
Tel. No.:  (414) 765-3202
Fax No.:   (414) 765-2625

Payment Instruction:

US Dollars

Bank One, NA
ABA No.: 071-000-013
Account No.: 48115-2880000
Reference:  Briggs & Stratton
1 Bank One Plaza
Chicago, Illinois 60670

Pounds Sterling


                                                          SCHEDULE 11.02, Page 5

BNP PARIBAS, as a Bank

Address for Notices:

209 South LaSalle Street
Suite 500
Chicago, Illinois 60604
Attn: Catherine Lui
Tel. No.:  (312) 977-1386
Fax No.:   (312) 977-2234

Payment Instruction:

US Dollars

BNP Paribas, New York
ABA No.: 026-007-689
Account No.: 14119-400189
Reference:  Briggs & Stratton
209 South LaSalle Street
Suite 500
Chicago, Illinois 60604

Pounds Sterling



                                                          SCHEDULE 11.02, Page 6

ASSOCIATED BANK, N.A., as a Bank

Address for Notices:

2870 Holmgren Way
Green Bay, Wisconsin 54304
Attn: Kathy Carter
Tel. No.:  (920) 405-2847
Fax No.:   (920) 405-2798

Payment Instruction:

US Dollars

Associated Bank, N.A.
ABA No.: 075-900-575
Account No.: G/L 108044
Reference:  Briggs & Stratton
401 E. Kilbourn
Milwaukee, Wisconsin 53202

Pounds Sterling



                                                          SCHEDULE 11.02, Page 7

MELLON BANK, N.A., as a Bank

Address for Notices:

Three Mellon Center
Suite 1203
Pittsburgh, Pennsylvania 15259
Attn: Paula Zawicki
Tel. No.:  (412) 234-3932
Fax No.:   (412) 209-6141

Payment Instruction:

US Dollars

Mellon Bank, N.A.
ABA No.: 043-000-261
Account No.: 99087-3800
Reference:  Briggs & Stratton
Three Mellon Center
Suite 1203
Pittsburgh, Pennsylvania 15259

Pounds Sterling



                                                          SCHEDULE 11.02, Page 8

THE BANK OF NEW YORK, as a Bank

Address for Notices:

1 Wall Street
19th Floor - Central Division
New York, New York 10286
Attn: Maxine Roach
Tel. No.:  (212) 635-8208
Fax No.:   (212) 635-7923

Payment Instruction:

US Dollars

The Bank of New York
ABA No.: 021-000-018
Account No.: GLA/111556
Reference:  Briggs & Stratton
1 Wall Street
19th Floor - Central Division
New York, New York 10286

Pounds Sterling



                                                          SCHEDULE 11.02, Page 9

NATIONAL CITY BANK, as a Bank

Address for Notices:

1900 East Ninth Street
Loc. 2077
Cleveland, Ohio 44114
Attn: Vernon Johnson
Tel. No.:  (216) 488-7099
Fax No.:   (216) 488-7110

Payment Instruction:

US Dollars

National City Bank
ABA No.: 041-000-124
Account No.: 151804
Reference:  Briggs & Stratton
1900 East Ninth Street
Loc. 2077
Cleveland, Ohio 44114

Pounds Sterling


                                                         SCHEDULE 11.02, Page 10

                                  ATTACHMENT 1

                                  CONFIRMATION


                                           Dated as of November 15, 2001

To: Bank of America, N.A., as Administrative Agent, and the Banks under the Credit Agreement referred to below

         Please refer to (a) the Multicurrency Credit Agreement dated as of September 28, 2001 (the "Credit Agreement") among Briggs & Stratton Corporation (the "Company"), various financial institutions, and the Administrative Agent;
(b) the First Amendment dated as of November 15, 2001 (the "Amendment"), amending the Credit Agreement to add additional "Banks" as parties thereto; and
(c) the Guaranty dated as of September 28, 2001 (the "Guaranty") issued by the undersigned. Capitalized terms used but not defined herein have the respective meanings given thereto in the Amendment.

         Each of the undersigned hereby confirms to the Administrative Agent and the Banks (including the New Banks) that (a) after giving effect to the Amendment and the transactions contemplated thereby, the Guaranty continues in full force and effect and is the legal, valid and binding obligation of such undersigned, enforceable against such undersigned in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability; and (b) all references in the Guaranty to the "Credit Agreement" shall be deemed to be references to the Credit Agreement as amended by the Amendment.


                                   GENERAC PORTABLE PRODUCTS, INC.


                                   By:
                                       -----------------------------------------
                                   Name
                                       -----------------------------------------
                                   Title
                                        ----------------------------------------


                                   GPPD, INC.


                                   By:
                                       -----------------------------------------
                                   Name
                                       -----------------------------------------
                                   Title
                                        ----------------------------------------

                                   GPPW, INC.


                                   By:
                                       -----------------------------------------
                                   Name
                                       -----------------------------------------
                                   Title
                                        ----------------------------------------


                                   GENERAC PORTABLE PRODUCTS, LLC


                                   By:
                                       -----------------------------------------
                                   Name
                                       -----------------------------------------
                                   Title
                                        ----------------------------------------